Exhibit 99.1

Contact:	Robert Bowen, Chief Financial Officer

Anne Rivers, Investor Relations

Jeff Keene, Healthcare Media

Cytyc Corporation: 978-266-3010

www.cytyc.com

Leslie Wolf-Creutzfeldt/Lauren Levine

Media: Sean Leous

FD Morgen-Walke: 212-850-5600

Lloyd Benson/Shanti Skiffington

Schwartz Communications: 781-684-0770

FOR IMMEDIATE RELEASE

SCOTLAND SELECTS CYTYC’S THINPREP® PAP TEST AS EXCLUSIVE NEW

CERVICAL SCREENING TEST

Boxborough, MA, March 4, 2003 — Cytyc Corporation (Nasdaq:CYTC) announced today that the Scottish Cervical Screening Programme has selected the ThinPrep® Pap Test as the new technology for total conversion of all cervical screening centers in Scotland. The contract with Cytyc UK is for five years, with a commitment to full conversion in Scotland by March 2004. The decision follows an extensive tender process to procure the new liquid-based cervical screening technology.

In March 2002, the Scottish Health Minister announced that Scotland would invest in the Scottish Cervical Screening Programme to implement liquid-based cytology. That announcement was made based on the results of a multi-site pilot study conducted at four hospital screening centers in Scotland and released March 27, 2002. At each of the sites, Cytyc’s ThinPrep Pap Test was the exclusive liquid-based method used. Results of the pilot study showed a range of benefits including a reduction of unsatisfactory and inconclusive tests, an increase in the detection of high-grade cervical lesions, and increased laboratory productivity as compared to the conventional Pap smear. The announcement emphasized that up to 24,000 women “will be saved the stress and uncertainty of taking a repeat cervical smear test.” Each year approximately 400,000 women participate in Scotland’s Cervical Screening Programme. The Scottish Cervical Screening Programme report is available online at www.show.scot.nhs.uk.

“We are thrilled to have the ThinPrep Pap Test selected as the exclusive liquid-based cervical cytology for Scotland,” said Patrick J. Sullivan, Cytyc’s chairman, president, and chief executive officer. “We look forward to working with the Scottish Cervical Screening Programme to implement the ThinPrep Pap Test and to make this improved cervical cancer screening technology available to all women in Scotland as soon as possible.”

Cytyc Corporation develops, manufactures, and markets products for medical diagnostic applications primarily focused on women’s health. The ThinPrep® System consists of the ThinPrep® 2000 Processor, ThinPrep® 3000 Processor, and related reagents, filters, and other supplies. Cytyc is traded on The Nasdaq Stock Market under the symbol CYTC.

Cytyc® and ThinPrep® are registered trademarks of Cytyc Corporation.

Forward-looking statements in this press release are made pursuant to the provisions of Section 21E of the Securities Exchange Act of 1934. Investors are cautioned that statements in this press release which are not strictly historical statements, including, without limitation, statements relating to the Company’s financial condition, operating results and future economic performance, and management’s expectations regarding future growth opportunities, product acceptance and business strategy, constitute forward-looking statements. These statements are based on current expectations, forecasts and assumptions that are subject to risks and uncertainties, which could cause actual outcomes and results to differ materially from those statements. Risks and uncertainties include, among others, dependence on key personnel and proprietary technology, uncertainty of product development efforts, management of growth, risks associated with competition and competitive pricing pressures, risks associated with the FDA regulatory approval processes and any domestic and international healthcare reimbursement policies, uncertainties involving the Company’s co-promotional arrangements with third parties and the products marketed thereunder and other risks detailed in the Company’s filings with the Securities and Exchange Commission, including under the heading “Certain Factors Which May Affect Future Results” in its 2001 Annual Report on Form 10-K and its most recent Quarterly Report on Form 10-Q filed with the Commission. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they were made. The Company disclaims any obligation to publicly update or revise any such statements to reflect any change in Company expectations or events, conditions, or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

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